UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2014

Independence Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this report is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 7, 2014, IRT Eagle Ridge Apartments Owner, LLC, or the borrower, entered into a loan agreement, or the loan agreement, with Bank of America, N.A., or the lender. Pursuant to the loan agreement, the lender made a loan for $18,850,000, or the loan, to the borrower secured by a first mortgage on the property known as The Reserve at Eagle Ridge located in Waukegan, Illinois, or the property. The loan bears interest at a fixed rate of 4.67% per annum and provides for monthly payments of interest only until the maturity date of March 1, 2024 when the principal balance, accrued interest and all other amounts due under the loan become due. The loan is prepayable at the borrower’s option after August 31, 2023 and permits defeasance by the borrower if defined conditions are met. The loan is evidenced by a note executed by the borrower. The borrower is a subsidiary of Independence Realty Operating Partnership, LP, or the guarantor, which is a subsidiary of Independence Realty Trust, Inc. The guarantor has signed a guaranty agreement, or the guaranty, in favor of the lender guaranteeing obligations and liabilities of the borrower defined in the loan agreement. The borrower and the guarantor are also party to an environmental indemnity agreement, or the environmental indemnity agreement, whereby the borrower and guarantor agree to indemnify the lender for breaches of customary environmental representations made in connection with the loan.

The loan is non-recourse to borrower, guarantor and their respective affiliates, which means the lender is limited to enforcing its rights against the collateral for the loan, except borrower and guarantor are liable in the event of their fraud, intentional misrepresentation, gross negligence or willful misconduct, pursuant to the environmental indemnity agreement or in the event of bankruptcy and other customary exceptions. The lender may accelerate the loan upon the occurrence of any event of default defined in the loan agreement, including, without limitation failure to pay when due any amount due under the loan documentation; failure to maintain insurance coverage required under the loan agreement; and any materially false or misleading representations or warranties made in connection with the loan agreement. If the lender elects to accelerate payment upon an event of default, the entire unpaid principal balance of the loan, any accrued interest and any other indebtedness shall immediately become due and payable.

The summaries in this report of any of the documents referenced in Item 9.01(d) below and filed as exhibits hereto do not purport to be complete and are qualified in their entirety by reference to the full text of such document. All of the exhibits hereto have been filed solely to provide information regarding their respective terms. Such exhibits may contain representations and warranties that the parties thereto made solely for the benefit of the other parties. In addition, such representations and warranties (i) may have been qualified by confidential disclosures made to the other party in connection with such document, (ii) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (iii) were made only as of the date of such documents or such other date as is specified therein and (iv) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

February 12, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement dated as of February 7, 2014 between Bank of America, N.A., as lender, and IRT Eagle Ridge Apartments Owner, LLC, as borrower.
10.2	Promissory Note dated February 7, 2014 made by IRT Eagle Ridge Apartments Owner, LLC, as borrower, payable to Bank of America, N.A., as lender.
10.3	Guaranty Agreement dated as of February 7, 2014 made by Independence Realty Operating Partnership, LP, as guarantor, for the benefit of Bank of America, N.A., as lender.